UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2004

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)

1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)

(504) 729-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFP 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     The disclosure contained in Item 2.03 of this Form 8-K is hereby incorporated into this Item 1.01 by reference.

Item 1.02 Termination of a Material Contract.

     On November 19, 2004, Stewart Enterprises, Inc. (the “Company”) entered into an amended and restated senior secured credit facility described in Item 2.03 below that replaces the prior agreement. The prior agreement contained a $175.0 million four-year revolving credit facility and a $300.0 million five-year Term Loan B. The revolving credit facility was due June 30, 2005, and the final payment on the Term Loan B was due October 31, 2005. For additional information regarding the prior agreement, see Note 13 to the Company’s consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003 and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2004.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

          On November 19, 2004, the Company entered into an amended and restated senior secured credit facility. The facility consists of a $125.0 million five-year Revolving Credit Facility and a $100.0 million seven-year Term Loan B. The Company’s total debt outstanding after closing is $413.8 million, which includes $300.0 million in 10.75 percent senior subordinated notes, $100.0 million in Term Loan B, $10.0 million drawn on the Revolving Credit Facility and $3.8 million in other debt. The Company has $58.3 million under the Revolving Credit Facility available for future draws after giving consideration to the $10.0 million drawn, $15.6 million of outstanding letters of credit and the Company’s reserve for its $41.1 million Florida bond.

          As a result of the refinancing, the leverage-based grid pricing for the interest rate on the Company’s Revolving Credit Facility was reduced to LIBOR plus 150.0 basis points at closing, representing a 50 basis-point reduction, and the interest rate on the Company’s Term Loan B was reduced to LIBOR plus 175.0 basis points, which is 75 basis points below the prior agreement. The new agreement has substantially the same collateral and guarantees as the prior agreement and is subject to similar but somewhat less restrictive financial and other covenants.

          The Term Loan B matures on November 19, 2011 with 94 percent of the principal due in 2011, and the Revolving Credit Facility matures on November 19, 2009, although the facility will terminate six months prior to the maturity date of the Company’s 10.75 percent senior subordinated notes due July 1, 2008 unless at least 75 percent of the principal amount of those notes are refinanced prior to that time.

          During the first quarter of fiscal year 2005, the Company expects to incur a charge for early extinguishment of debt of $3.5 million ($2.2 million after tax, or $.02 per share) to write-off the remaining unamortized book value of fees on the prior agreement. The fees incurred for the new agreement will be approximately $1.5 million and will be amortized over the life of the new debt.

          The senior secured credit facility will be governed by three financial covenants:

•	Maintenance on a rolling four quarter basis of a maximum Consolidated Leverage Ratio (funded debt (net of domestic cash, cash equivalents and marketable securities) divided by EBITDA) – Maximum 3.50x,

•	Maintenance on a rolling four quarter basis of a minimum Consolidated Interest Coverage Ratio (EBITDA divided by interest expense) – Minimum 2.50x, and

•	Maintenance on a rolling four quarter basis of a maximum Consolidated Senior Secured Leverage Ratio (total funded senior secured debt divided by EBITDA) – Maximum 3.00x with step-downs.

          The covenants also include required mandatory prepayments from the proceeds of certain asset sales and debt and equity offerings, limitations on liens, limitations on mergers, consolidations and asset sales, limitations on incurrence of debt, limitations on dividends, stock redemptions and the redemption and/or prepayment of other debt, limitations on investments and acquisitions and limitations on transactions with affiliates. If there is no default or event of default, the Company may pay cash dividends and repurchase its stock, provided that the aggregate amount of the dividends and stock repurchased plus other types of restricted payments in any fiscal year does not exceed $30.0 million plus any positive amounts in the discretionary basket. The discretionary basket is the sum of the

Company’s cash and cash equivalents as of October 31, 2004 plus 100 percent of equity proceeds unless the Consolidated Leverage Ratio is greater than or equal to 3.00 to 1.00, then 50 percent of equity proceeds, plus the first $25.0 million of asset sale proceeds plus 100 percent of net cash from operating activities minus cash used or committed to be used for capital expenditures, investments and acquisitions. The agreement also limits capital expenditures in any fiscal year to $40.0 million, with a provision for the carryover of permitted but unused amounts.

          Obligations under the senior secured credit facility are guaranteed by substantially all existing and future direct and indirect domestic subsidiaries of the Company formed under the laws of any one of the states or the District of Columbia of the United States of America (“SEI Guarantors”).

          The lenders have received a first priority perfected security interest in (i) all of the capital stock or other equity interests of each of the domestic subsidiaries of the Company and 65% of the voting capital stock of all direct foreign subsidiaries and (ii) all other present and future assets and properties of the Company and the SEI Guarantors except (a) real property, (b) vehicles, (c) assets to which applicable law prohibits security interest therein or requires the consent of a third party, (d) contract rights in which a security interest without the approval of the other party to the contract would constitute a default thereunder and (e) any assets with respect to which a security interest cannot be perfected.

          The Company engaged Banc of America Securities LLC and Bank of America, N.A. to syndicate and be the Administrative Agent, respectively, for the senior secured credit facility. The other lenders are listed in Exhibit 4.1 attached hereto. Bank of America, SunTrust, US Bank and Hibernia Bank serve as trustees on certain of the Company’s trust accounts. The Company also uses SunTrust for cash management services, and Hibernia Bank has its lock box. Banc of America Securities LLC provides the Company with investment banking services.

          The description above of the senior secured credit facility is not complete and is qualified in its entirety by the actual terms of the facility, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference. A press release dated November 22, 2004 announcing the refinancing is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

          On November 19, 2004, the Company amended its By-laws to reflect the change in address of its corporate headquarters. A copy of the Company’s amended and restated By-laws is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
Number	Description
3.1	By-laws of the Company, as amended and restated as of November 19, 2004

Exhibit
Number	Description
4.1	Amended and Restated Credit Agreement dated November 19, 2004 by and among the Company, Empresas Stewart-Cementerios and Empresas Stewart-Funerarias, as Borrowers, and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and The Other Lenders Party Hereto

99.1	Press release dated November 22, 2004 announcing the refinancing of the senior secured credit facility

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.
November 22, 2004	/s/ Michael G. Hymel
Michael G. Hymel
Vice President Corporate Controller Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1	By-laws of the Company, as amended and restated as of November 19, 2004

4.1	Amended and Restated Credit Agreement dated November 19, 2004 by and among the Company, Empresas Stewart-Cementerios and Empresas Stewart-Funerarias, as Borrowers, and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and The Other Lenders Party Hereto

99.1	Press release dated November 22, 2004 announcing the refinancing of the senior secured credit facility